EXHIBIT 99.1

Press Release
NOTE: THIS PRESS RELEASE IS AN UPDATED VERSION OF THE EARNINGS RELEASE ISSUED January 27, 2005, including the impact of a writedown of securities, due to impairment.

For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer (708) 450-6759

MIDWEST BANC HOLDINGS, INC. REPORTS REVISED FOURTH QUARTER RESULTS

•	Previously Announced Repositioning Charges Reduce Net Income

•	Initial Phase of Turnaround Plan Implemented

•	Loan Portfolio Increases 7.6% from 9/30, 13.8% from 12/31/03

•	Asset Quality Continues to Improve

•	Non-cash Impairment Charge Recognized for Equity Securities

(Melrose Park, IL, — February 28, 2005) — Midwest Banc Holdings, Inc. (NASDAQ:MBHI), a $2.2 billion community-based bank holding company serving the Chicago and west central Illinois area markets, today reported a decline in previously reported fourth quarter and full-year earnings, reflecting the results of a non-cash impairment charge on equity securities that the Company decided to make after the issuance of the earlier earnings release at December 31, 2004. The securities were subsequently sold, yielding a gain for the first quarter of 2005.

The Company recognized, as a loss on securities, a non-cash pre-tax charge of $10.1 million for investment securities previously reflected in comprehensive income. These securities had been classified as available-for-sale and were considered to be temporarily impaired because of a period of unusually low interest rates. This action resulted in the reclassification of $5.6 million, or $0.31 per diluted share, from comprehensive income to the statement of income for the fourth quarter and reduced net income to $2.4 million, or $0.13 per diluted share, for the year ended December 31, 2004. The reclassification had a minimal impact on stockholders’ equity at December 31, 2004.

The action revises results previously reported by the Company in a news release issued January 27, 2005, which had been issued following a preliminary review and verbal clearance, except for certain matters pertaining to floating rate preferred stock, of both financial results and the news release by the Company’s outside auditors, McGladrey & Pullen, LLP. After publication of the earnings announcement, the auditing firm insisted that the Company’s $39.3 million investment in a single Federal National Mortgage Association (FNMA) preferred stock issuance was other-than- temporarily impaired.

The accounting and financial reporting for other-than-temporarily impaired securities is not consistent. This is particularly true with respect to those securities where market values change in response to changes in interest rates. FNMA preferred stock is typical of those securities where market value changes as interest rates change. The Financial Accounting Standards Board has recently deferred issuance of a pronouncement on the subject because of the diversity in practice and because it believes the issue needs additional study. Nevertheless, the Company felt that, at this point in the financial reporting process, the most conservative position should be adopted. The impairment charge had only a small impact on the Company’s balance sheet as of December 31, 2004, as the securities had been carried at fair value. The charge also does not affect cash or adequacy of regulatory capital.

The fair value of these securities has declined since their purchase, due to the reset of the dividend rate at a low point of the interest rate cycle in the spring of 2004 followed by a subsequent increase in interest rates. While the Company expected this investment to recover its original cost as interest rates increase and had both the intent and ability to hold the investment until such recovery occurs, the Company has decided to classify the security as other-than-temporarily impaired given the duration of the unrealized loss position and to be uncertainty as to the timing of a full recovery. It is the practice of the Company not to retain securities that are classified other-than-temporarily impaired. As a consequence, these securities were liquidated in February 2005 at a $1.3 million gain in excess of the year-end value, which will be reflected in the first quarter of 2005. The impact on the Company will be positive for 2005.

“We’re more than a little embarrassed by the need to issue a revised earnings release,” said James J. Giancola, president and chief executive officer. Giancola noted that the Company has been reducing its commitment to investment securities as a source of income since he joined the company last fall.

NOTE: The remainder of this earnings release is a restatement of the earlier release as impacted by the new adjustment.

Net income declined 188.6% to a loss of $5.6 million, or $0.31 per diluted share, in the fourth quarter ended December 31, 2004 from $6.3 million, or $0.34 per diluted share, in the same period of 2003. Operating income, which excludes net gains or losses on securities transactions, decreased 81.5% to $1.0 million. For all of 2004, net income declined 89.6% to $2.4 million, or $0.13 per diluted share, from $22.8 million, or $1.25 per diluted share, in 2003. Operating income, which excludes net gains or losses on securities transactions, declined 42.9% to $11.2 million.

James J. Giancola, who was named president and chief executive officer in September 2004, said that fourth quarter earnings decreased, in part, due to charges incurred as part of a balance sheet repositioning, the non-cash impairment charge on equity securities, and earnings volatility associated with a fair value hedge. He added that the charges were difficult, but essential steps to accelerate the Company’s return to more consistent and higher profitability levels.

“The fourth quarter repositioning was painful from a short-term earnings perspective, but absolutely necessary for our future. Foundation building is not the most glamorous part of our job, but it is fundamental to ensuring our success in coming quarters,” he said. “On the positive side, we believe the greatest pain is behind us.”

Giancola described the Company’s turnaround as proceeding well, although he cautioned that the repositioning effort will continue through the coming year. The strategy includes reduced risk and volatility related to the Company’s balance sheet, along with added staffing and resources for community banking expansion.

“With the enthusiastic participation of hundreds of people around the organization, we have begun implementing several components of our turnaround strategy in a relatively short period of time,” Giancola said. Among the strategic efforts completed and planned are:

•	Reduce Earnings Volatility

–	Derivatives position was eliminated and hedge accounting was discontinued

–	$174.9 million in fourth quarter proceeds from the sale of low-yielding U.S. Agency notes were reinvested in hybrid adjustable rate mortgage-backed securities.

•	Stimulate Quality Organic Loan Growth

–	Fourth quarter loan growth was up 7.6% over the third quarter and 13.8% over year end 2003.

•	Improved Credit Quality and Risk Management

–	Nonperforming loans were reduced from $15.7 million at year end 2003 to $9.9 million at year end 2004, a 36.9% reduction.

–	Allowance for loan losses coverage to nonperforming loans improved from 1.00 times at year end 2003 to 1.82 times at year end 2004.

–	Improved policies and procedures as well as additional staff have been put into place.

•	Seasoned Management Additions

–	David M. Viar, Executive Vice President and Chief Investment Officer

–	William H. Stoll, Executive Vice President and Commercial Construction Division Head

–	Helen Pennington, Senior Vice President, Commercial Construction

“We continue to work aggressively and tirelessly to rebuild the strong market position and financial performance that have long defined Midwest Banc Holdings,” Giancola said. “It’s our intention to report stronger and higher quality earnings as the coming year unfolds.”

The Company took several actions in the fourth quarter to change the mix and profile of its investment portfolio. They included the sale of $324.4 million of U.S. Agency notes and corporate bonds with a weighted average yield of 3.24% and the prepayment of $115.0 million of Federal Home Loan Bank Advances with a weighted average yield of 5.44%.

The Company discontinued the fair value hedge that was previously in place. The hedged items (U.S. Agency notes) remain available-for-sale investments. By exiting the fair value hedge, we were required to account for a $15.2 million change in fair value of the U.S. Agency notes which becomes subject to amortization expense over their remaining maturity of 8.5 years. The Company will recognize approximately $1.8 million of pre-tax amortization expense annually. At year-end the futures contracts were classified as stand-alone derivatives along with the spread lock swap derivative. These derivative positions were unwound in January 2005 at a net cost of $56,000.

In the fourth quarter, net interest income increased 13.5% to $16.2 million, reflecting lower yields on interest-bearing liabilities, while the net interest margin declined to 3.14% in the fourth quarter of 2004, versus 3.21% in the same quarter of 2003. A purchase accounting adjustment of $2.1 million reduced the quarter’s interest expense on the FHLB advances. The net interest margin for the fourth quarter of 2004 would have been 2.74% if this purchase accounting adjustment was not recognized. The efficiency ratio increased to 83.01% from 52.00%. Non-interest income decreased 247.0% to a loss of $7.8 million, due largely to the impairment charge on equity securities as well as a decline in net securities gains and net trading profits, while non-interest expenses rose 47.9% to $16.8, due primarily to $4.2 million in prepayment penalties on FHLB advances and $1.1 million in severance, legal, consulting, and Sarbanes-Oxley expenses. Due to the drop in fourth quarter earnings, the return on average assets for the fourth quarter of 2004 was -0.96% compared to 1.11% for 2003’s fourth quarter, and the return on average equity declined to -16.01% for the fourth quarter from 17.72% in the same period of 2003.

For the full year, net interest income declined 7.4% to $57.7 million, due primarily to lower yields on earning assets (which was only partially offset by a decrease in the rates paid on liabilities), which resulted in a decrease in the net interest margin to 2.83% from 3.17% in 2003. The efficiency ratio grew to 71.23% from 49.62% in 2003. Non-interest income decreased 110.8% to a loss of $2.5 million, due largely to the impairment charge on equity securities as well as a decline in net securities gains and net trading profits, while non-interest expenses rose 21.2% to $52.7 million, due primarily to increased salaries and benefits expense, including a retirement benefit obligation, along with the aforementioned prepayment penalties, severance, legal, consulting, and Sarbanes-Oxley expenses. Due to the decline in earnings in 2004, the return on average assets declined to 0.10% from 1.02% for 2003, and the return on average equity fell to 1.68% from 15.45%.

Balance sheet quality improved at year end from the close of 2003. Non-performing loans declined to $9.9 million from $15.7 million and declined, as a percentage of loans outstanding, to 0.80% from 1.45%. The Company’s allowance for loan losses at December 31, 2004 stood at $18.0 million, or 1.46% of loans, up from $15.7 million, or 1.45% of loans, a year earlier. The allowance for loan losses was equal to 1.82 times the level of non-performing loans at December 31, 2004, compared to a 1.00 times at December 31, 2003.

The Company closed the year with $1.2 billion of outstanding loans, an increase of $149.1 million, or 13.8%, from a year earlier. As a percentage of assets, loans increased to 55.0% from 47.8% over the past year and from 45.9% at the close of the third quarter 2004.

The following tables sets forth the average balances, net interest income and expense and average yields and rates for the Company’s interest-earning assets and interest-bearing liabilities for the indicated periods on a tax-equivalent basis assuming a 35.0% tax rate for 2004 and 2003.

	For the Quarter Ended
	December 31,			December 31,			September 30,
	2004			2003			2004
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest-bearing due from banks	$62,533	$316	2.02%	$68,480	$162	0.95%	$41,429	$131	1.26%
Securities:
Taxable(1)	889,309	9,225	4.15	881,245	10,125	4.60	1,010,456	10,461	4.14
Exempt from federal income taxes(1)	13,424	233	6.94	66,782	1,122	6.72	14,603	252	6.90

Total securities	902,733	9,458	4.20	948,027	11,247	4.76	1,025,059	10,713	4.20
Loans:
Commercial loans(1)(3)(4)	201,023	2,914	5.80	203,026	2,871	5.66	182,687	2,556	5.60
Commercial real estate loans(1) (3)(4)	761,090	11,930	6.27	702,308	11,606	6.61	728,974	11,318	6.21
Agricultural loans(1) (3)(4)	63,327	980	6.19	57,716	933	6.47	63,750	948	5.95
Consumer real estate Loans(3)(4)	145,010	2,113	5.83	95,994	1,484	6.18	136,197	1,869	5.49
Consumer installment loans(3)(4)	10,832	197	7.27	12,130	235	7.75	11,345	209	7.37

Total loans	1,181,282	18,134	6.16	1,071,174	17,129	6.40	1,122,953	16,900	6.00

Total interest-earning assets	$2,146,548	$27,908	5.20%	$2,087,681	$28,538	5.48%	$2,189,441	$27,744	5.08%

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$237,555	$808	1.36%	205,983	$597	1.16%	$236,882	$717	1.21%
Money-market demand accounts and savings accounts	366,664	1,464	1.60	334,722	941	1.12	349,868	1,251	1.43
Time deposits less than $100,000	779,302	5,459	2.80	730,606	4,783	2.62	783,447	5,189	2.65
Time deposits of $100,000 or More	94,939	542	2.28	99,721	541	2.17	93,524	513	2.19
Public funds	25,141	143	2.28	55,218	208	1.51	20,797	116	2.23

Total interest-bearing deposits	1,503,601	8,416	2.24	1,426,250	7,070	2.00	1,484,518	7,786	2.08
Borrowings:
Federal funds purchased and repurchase agreements	227,091	1,451	2.56	203,713	1,497	2.94	242,720	1,490	2.46
FHLB advances	207,487	268	0.52	256,603	2,534	3.95	249,951	2,663	4.26
Notes payable and other borrowings	55,672	938	6.74	44,571	674	6.05	55,672	897	6.44

Total borrowings	490,250	2,657	2.16	504,887	4,705	3.72	548,343	5,050	3.68

Total interest-bearing liabilities	$1,933,851	$11,073	2.24%	$1,931,137	$11,775	2.44%	$2,032,861	$12,836	2.52%

Net interest income (tax equivalent)(1)(5)		$16,835	2.96%		$16,763	3.04%		$14,908	2.56%

Net interest margin (tax equivalent)(1)			3.14%			3.21%			2.72%
Net interest income(2)(5)		$16,160	2.83%		$15,609	2.81%		$14,241	2.43%

Net interest margin(2)			3.01%			2.99%			2.60%

(1)	Adjusted for 35% tax rate in 2004 and 2003 and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate in 2004 and 2003 or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees which are immaterial.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	4Q04	4Q03	3Q04
Net interest income	$16,160	$15,609	$14,241
Tax equivalent adjustment to net interest income	675	1,154	667

Net interest income, tax equivalent basis	$16,835	$16,763	$14,908

	For the Year Ended
	December 31,			December 31,
	2004			2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest-bearing due from banks	$120,661	$1,378	1.14%	$24,956	$247	0.99%
Securities:
Taxable(1)	882,333	37,609	4.26	888,577	38,647	4.35
Exempt from federal income taxes(1)	17,519	1,200	6.85	71,191	4,786	6.72

Total securities	899,852	38,809	4.31	959,768	43,433	4.53
Loans:
Commercial loans(1)(3)(4)	193,703	10,771	5.56	219,277	12,764	5.82
Commercial real estate loans(1) (3)(4)	731,206	45,808	6.26	704,514	47,031	6.68
Agricultural loans(1) (3)(4)	63,816	3,845	6.03	57,112	3,657	6.40
Consumer real estate Loans(3)(4)	119,888	6,849	5.71	122,390	8,249	6.74
Consumer installment loans(3)(4)	11,308	833	7.37	12,992	1,031	7.94

Total loans	1,119,921	68,106	6.08	1,116,285	72,732	6.52

Total interest-earning assets	$2,140,434	$108,293	5.06%	$2,101,009	$116,412	5.54%

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$230,441	$2,841	1.23%	$181,474	$2,143	1.18%
Money-market demand accounts and savings accounts	349,348	4,858	1.39	326,491	3,853	1.18
Time deposits less than $100,000	771,874	20,413	2.64	718,495	20,130	2.80
Time deposits of $100,000 or More	90,044	1,985	2.20	111,372	2,670	2.40
Public funds	25,893	505	1.95	56,453	1,269	2.25

Total interest-bearing deposits	1,467,600	30,602	2.09	1,394,285	30,065	2.16
Borrowings:
Federal funds purchased and repurchase agreements	220,252	5,664	2.57	223,608	6,111	2.73
FHLB advances	241,612	7,916	3.28	256,583	10,862	4.23
Notes payable and other borrowings	56,038	3,567	6.37	41,848	2,759	6.59

Total borrowings	517,902	17,147	3.31	522,039	19,732	3.78

Total interest-bearing liabilities	$1,985,502	$47,749	2.40%	$1,916,324	$49,797	2.60%

Net interest income (tax equivalent)(1)(5)		$60,544	2.65%		$66,615	2.94%

Net interest margin (tax equivalent)(1)			2.83%			3.17%
Net interest income(2)(5)		$57,658	4.16%		$62,282	2.74%

Net interest margin(2)			2.69%			2.96%

(1)	Adjusted for 35% tax rate in 2004 and 2003 and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate in 2004 and 2003 or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees which are immaterial.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	4Q04	4Q03
Net interest income	$57,658	$62,282
Tax equivalent adjustment to net interest income	2,886	4,333

Net interest income, tax equivalent basis	$60,544	$66,615

In January 2005, the Company purchased $194.9 million in mortgage-backed securities with a weighted average yield of 4.53% and duration of 3.6 years; $174.9 million of these purchases are hybrid ARMs: 5/1, 7/1, and 10/1 products with yields ranging between 4.24% to 4.80% and duration from 2.9 to 4.0 years. The remaining $20.0 million was invested in a 15 year product with a yield of 4.54% and duration of 4.3 years. The Company expects these securities to provide added cash flow to fund future loan growth.

The Company has strategically repositioned its investment portfolio to strengthen its liquidity and to reduce earnings volatility. Trading activities going forward will be on a much reduced level and not a primary source of non-interest income.

Stockholders’ Equity and Dividends

The Company has paid a quarterly dividend since 1984. Trading volume averaged 41,000 shares per day during the most recent quarter. The Company is evaluating the earnings impact for expensing stock options following the December 2004 revision to SFAS 123, “Accounting for Stock-Based Compensation.” A preliminary assessment indicates an annual diluted earnings per share impact of 3 to 5 cents.

As previously announced, Mr. Giancola received 150,000 shares of restricted stock under his employment agreement. These shares are to vest at the rate of 30,000 shares per year commencing on January 1, 2005 and were issued subject to additional restrictions as the Board of Directors deemed advisable. On January 26, 2005, the Company’s Board of Directors (including a majority of its independent directors) concluded that no additional restrictions were needed to be placed on this grant.

Franchise

MBHI is a community-based bank holding company based in Melrose Park, IL. The Company has 23 banking offices and operates 31 ATM’s. It also operates Midwest Financial and Investment Services, Inc., a full service broker and Porter Insurance Agency, Inc., which specializes in agricultural-related insurance products as well as offers homeowners, automobile, and business insurance.

Information on MBHI is available on the Internet at www. midwestbanc.com.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Western Illinois, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, L.L.C.

###

This press release contains certain “Forward-Looking Statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS

*	Diluted net income per share was $0.13 for twelve months and $-0.31 for fourth quarter 2004
— Compared to $1.25 for twelve months 2003, a 89.6% decrease
— Compared to $0.34 for fourth quarter 2003, a 191.2 % decrease
— Compared to $0.26, $0.17, and $0.00 for the first three quarters of 2004

*	Net income was $-5.6 million for three months and $2.4 million for twelve months 2004
— Compared to $22.8 million for twelve months 2003, a 89.6% decrease
— Compared to $6.3 million for fourth quarter 2003, a 188.7% decrease
— Compared to $31,000 loss for third quarter 2004

*	Operating income was $1.0 million for three months and $11.2 million for twelve months 2004
— Compared to $19.6 million for twelve months 2003, a 42.9% decrease
— Compared to $5.3 million for fourth quarter 2003, a 81.5% decrease
— Compared to $3.5 million for third quarter 2004

*	Return on average assets was 0.10% for twelve months and -0.96% for fourth quarter 2004
— Compared to 1.02% for twelve months 2003
— Compared to 1.11% for fourth quarter 2003
— Compared to -0.01% for third quarter 2004

*	Return on average equity was 1.68% for twelve months and -16.01% for fourth quarter 2004
— Compared to 15.45% for twelve months 2003
— Compared to 17.72% for fourth quarter 2003
— Compared to -0.09% for third quarter 2004

*	Net interest margin was 2.83% for twelve months and 3.14% for fourth quarter 2004
— Compared to 3.17% for twelve months 2003
— Compared to 3.21% for fourth quarter 2003
— Compared to 2.72% for third quarter 2004

*	Average loans for the quarter grew $58.3 million, or 20.8% annualized, from third quarter to fourth quarter 2004 — Compared to a $110.1 million, or a 10.3% increase from 2003 fourth quarter averages

*	Nonperforming loans were $9.9 million at December 31 or 0.80% of loans — Compared to $9.5 million or 0.83% at September 30 — Compared to $15.7 million or 1.45% at December 31, 2003

*	Net charge-off rate was 0.19% for the quarter and 0.18% for twelve months 2004 — Compared to -0.20% for fourth quarter 2003 — Compared to 0.10% for third quarter 2004

*	Allowance for loan losses at December 31 of $18.0 million was 1.46% of loans
— Compared to $16.4 million or 1.43% of loans at September 30 and $15.7 million or 1.45% at December 31, 2003
— Equaled 1.82 times non-performing loans at December 31
— Compared to 1.73 times at September 30 and 1.00 times at December 31, 2003

*	Efficiency ratio was 71.23% for twelve months and 83.01% for fourth quarter 2004 — Compared to 49.62% for twelve months and 52.00% for fourth quarter 2003 — Compared to 69.91% for third quarter 2004

*	Capital ratios at December 31 — Risk-based Tier 1 13.27% — Risk based total 14.65% — Leverage 8.55% — Equity-to-assets 6.14%

*	Book value per share at December 31 was $7.66 — Compared to $8.01 at December 31, 2003 — Compared to $7.75 at September 30

Additional financial data is contained in the accompanying tables.

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2004	2003
ASSETS
Cash and cash equivalents	$243,431	$196,157
Securities available-for-sale	548,211	796,140
Securities held-to-maturity (fair value: $89,800 at December 31, 2004 and $57,239 at December 31, 2003)	89,733	56,074
Loans	1,230,400	1,081,296
Allowance for loan losses	(17,961)	(15,714)

Net loans	1,212,439	1,065,582
Cash value of life insurance	49,500	24,906
Premises and equipment, net	27,521	27,376
Other real estate	8,224	6,942
Core deposit and other intangibles, net	2,217	2,790
Goodwill	4,360	4,360
Due from broker	—	40,477
Other assets	51,177	43,345

Total assets	$2,236,813	$2,264,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Non-interest-bearing	$176,995	$160,668
Interest-bearing	1,505,426	1,425,743

Total deposits	1,682,421	1,586,411
Securities sold under agreements to repurchase	198,401	202,699
Advances from the Federal Home Loan Bank	133,628	253,461
Junior subordinated debt owed to unconsolidated trusts	55,672	54,000
Note payable	—	2,000
Other liabilities	29,268	22,497

Total liabilities	2,099,390	2,121,068

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	187	187
Surplus	65,781	64,330
Retained earnings	95,829	102,041
Unearned stock-based compensation	(2,642)	—
Accumulated other comprehensive loss	(16,457)	(15,824)
Treasury stock, at cost (586,413 shares at December 31, 2004 and 806,934 shares at December 31, 2003)	(5,275)	(7,653)

Total stockholders’ equity	137,423	143,081

Total liabilities and stockholders’ equity	$2,236,813	$2,264,149

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2004	2003	2004	2004	2003
Interest Income
Loans	$18,020	$17,003	$16,794	$67,656	$72,210
Securities
Taxable	8,745	9,490	8,604	33,857	36,492
Exempt from federal income taxes	152	729	164	780	3,111
Trading securities	—	—	1,384	1,736	19
Federal funds sold and other short-term investments	316	162	131	1,378	247

Total interest income	27,233	27,384	27,077	105,407	112,079
Interest Expense
Deposits	8,416	7,070	7,786	30,602	30,065
Federal funds purchased	58	—	58	134	163
Securities sold under agreement to repurchase	1,393	1,498	1,432	5,530	5,948
Advances from the Federal Home Loan Bank	268	2,534	2,663	7,916	10,862
Junior subordinated debt owed to unconsolidated trusts	938	626	897	3,547	2,589
Notes payable	—	47	—	20	170

Total interest expense	11,073	11,775	12,836	47,749	49,797

Net interest income	16,160	15,609	14,241	57,658	62,282
Provision for loan losses	2,156	717	556	4,224	10,205

Net interest income after provision for loan losses	14,004	14,892	13,685	53,434	52,077
Other Income
Service charges on deposit accounts	1,427	1,473	1,531	5,938	5,855
Net gains (losses) on securities transactions	(823)	1,619	(5,773)	(4,480)	5,340
Impairment loss on equity securities	(10,098)	—	—	(10,098)	—
Net trading profits	173	911	1,022	414	6,334
Gains on sale of loans	101	88	106	537	1,021
Insurance and brokerage commissions	688	648	468	2,125	2,244
Trust income	156	123	145	608	574
Increase in cash surrender value of life insurance	374	234	493	1,594	959
Other income	219	199	220	862	759

Total other income	(7,783)	5,295	(1,788)	(2,500)	23,086
Other Expenses
Salaries and employee benefits	6,618	5,986	7,999	27,683	24,156
Occupancy and equipment	1,815	1,621	1,784	6,968	6,495
Professional services	1,502	1,126	1,422	4,906	4,493
Other expenses	6,886	2,642	2,231	13,176	8,351

Total other expenses	16,821	11,375	13,436	52,733	43,495

Income (loss) before income taxes	(10,600)	8,812	(1,539)	(1,799)	31,668
Provision for income taxes	(4,998)	2,499	(1,508)	(4,175)	8,887

Net Income (Loss)	$(5,602)	$6,313	$(31)	$2,376	$22,781

Basic earnings per share	$(0.31)	$0.35	$0.00	$0.13	$1.28

Diluted earnings per share	$(0.31)	$0.34	$0.00	$0.13	$1.25

Cash dividends per common share	$0.12	$0.12	$0.12	$0.48	$0.44

Average common shares outstanding
Basic	17,906	17,848	17,899	17,888	17,798
Diluted	18,291	18,318	18,304	18,291	18,218

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2004	2003	2004	2004	2003
Income Statement Data:
Net income (loss)	$(5,602)	$6,313	$(31)	$2,376	$22,781
Net overhead expense to average assets (1) (2)	2.34%	1.36%	1.59%	1.76%	1.15%
Efficiency ratio (2) (3) (7)	83.01	52.00	69.91	71.23	49.62
Other income to average assets	0.54	0.65	0.67	0.52	0.79
Other expense to average assets	2.87	2.01	2.26	2.28	1.95
Per Share Data and Other (3):
Earnings per share (basic)	$(0.31)	$0.35	$0.00	$0.13	$1.28
Earnings per share (diluted)	(0.31)	0.34	0.00	0.13	1.25
Cash dividends declared	0.12	0.12	0.12	0.48	0.44
Book value at end of period	7.66	8.01	7.75	7.66	8.01
Tangible book value at end of period	7.42	7.77	7.50	7.42	7.77
Stock price at end of period	21.87	22.26	19.22	21.87	22.26
Average stock price	20.98	22.82	19.56	21.75	20.73
Full time equivalent employees	459.00	435.50	459.00	459.00	435.50
Selected Financial Ratios:
Return on average assets (4)	-0.96%	1.11%	-0.01%	0.10%	1.02%
Return on average equity (5)	-16.01	17.72	-0.09	1.68	15.45
Dividend payout	-38.36	33.95	-6,928.65	361.49	34.43
Loan to deposit	73.13	68.16	69.25	73.13	68.16
Average equity to average assets	5.97	6.28	5.99	6.12	6.60
Capital to assets	6.14	6.32	5.56	6.14	6.32
Tangible capital to assets	5.95	6.13	5.39	5.95	6.13
Tier I capital to risk-weighted assets	13.27	13.68	11.95	13.27	13.68
Tier II capital to risk-weighted assets	14.65	14.74	13.13	14.65	14.74
Net interest margin (tax equivalent) (6) (7)	3.14	3.21	2.72	2.83	3.17
Allowance for loan losses to total loans at the end of period	1.46	1.45	1.43	1.46	1.45
Net loans charged off to average total loans	0.19	-0.20	0.10	0.18	0.79
Nonperforming loans to total loans at the end of period (8)	0.80	1.45	0.83	0.80	1.45
Nonperforming assets to total assets (9)	0.81	1.00	0.67	0.81	1.00
Allowance to nonperforming loans	1.82x	1.00x	1.73x	1.82x	1.00x

	December 31,		September 30,
	2004	2003	2004
Balance Sheet Data:
Total assets	$2,236,813	$2,264,149	$2,492,461
Total earning assets	2,056,038	2,061,747	2,134,897
Average assets (quarter-to-date)	2,330,635	2,249,174	2,364,437
Average assets (year-to-date)	2,310,594	2,234,293	2,303,860
Total loans	1,230,400	1,081,296	1,143,805
Average loans (quarter-to-date)	1,181,282	1,071,174	1,122,953
Average loans (year-to-date)	1,119,921	1,116,284	1,099,318
Total securities	637,944	852,214	985,457
Average securities (quarter-to-date)	902,733	948,027	1,025,059
Average securities (year-to-date)	899,852	959,768	898,884
Allowance for loan losses	17,961	15,714	16,364
Total deposits	1,682,421	1,586,411	1,651,681
Average deposits (quarter-to-date)	1,674,262	1,579,193	1,644,246
Average deposits (year-to-date)	1,626,249	1,540,984	1,610,128
Borrowings	387,701	512,160	673,226
Stockholders’ equity	137,423	143,081	138,685
Tangible stockholders’ equity (10)	133,063	138,721	134,325
Average equity (quarter-to-date)	139,185	141,340	141,606
Average equity (year-to-date)	141,444	147,487	142,203
Common Shares Outstanding	17,932	17,861	17,902
Average Shares Outstanding (quarter-to-date)	17,906	17,848	17,899
Average Shares Outstanding (year-to-date)	17,888	17,798	17,882

(1)	Other expenses less other income divided by average total assets.

(2)	Excludes net gains or losses on securities transactions.

(3)	Other expense less amortization and other real estate expenses divided by the sum of net interest income (tax equivalent) plus other income.

(4)	Net income divided by quarter to date average assets.

(5)	Net income divided by quarter to date average equity.

(6)	Net interest income, on a tax equivalent basis, divided by quarter to date average interest earning assets.

(7)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

QTD	4Q04	4Q03	3Q04
Net interest income	$16,160	$15,609	$14,241
Tax equivalent adjustment to net interest income	675	1,154	667

Net interest income, tax equivalent basis	$16,835	$16,763	$14,908

YTD	4Q04	4Q03
Net interest income	$57,658	$62,282
Tax equivalent adjustment to net interest income	2,886	4,333

Net interest income, tax equivalent basis	$60,544	$66,615

(8)	Includes total nonaccrual and all other loans 90 days or more past due.

(9)	Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.

(10)	Stockholders’ equity less goodwill. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	4Q04	4Q03	3Q04
Stockholders’ equity	$137,423	$143,081	$138,685
Goodwill	4,360	4,360	4,360

Tangible stockholders’ equity	$133,063	$138,721	$134,325

(11)	Operating income. The following table reconciles reported net income to operating income for the periods presented:

QTD	4Q04	4Q03	3Q04
Net income	$(5,602)	$6,313	$(31)
Less net securities gains (losses), net of tax	(6,589)	977	(3,483)

Operating income	$987	$5,336	$3,452

YTD	4Q04	4Q03
Net income	$2,376	$22,781
Less net securities gains (losses), net of tax	(8,795)	3,222

Operating income	$11,171	$19,559